UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Check the appropriate box:
[ X ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-12

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Royale Energy, Inc.

DATE:	June 11, 2007
TIME:	10:00 a.m.
PLACE:	7676 Hazard Center Blvd.
Suite 1500
San Diego, California 92108

Matters to be Voted on:

1. Authorization to expand the maximum size of the board of directors from seven to eleven;

2. Election of directors to serve for the ensuing year;

2. Transaction of such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on May 11, 2007, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

Donald H. Hosmer
President and CEO

Date: May 11, 2007

PROXY STATEMENT

Royale Energy's board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held June 11, 2007, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy's management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

1) Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising Royale Energy's secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2) Who may Vote

Each shareholder of record at the close of business on May 11, 2007, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 2: Election of Directors.) On March 31, 2007, Royale Energy had outstanding 7,916,408 shares of common stock and 57,416 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3) Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4) Voting by Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 pm on June 8, 2007, the record holder will be entitled to vote your shares in its discretion on Proposal 2 (Election of Directors), but will not be able to vote your shares on either of the second proposal, and your shares will be considered a "broker non-vote" on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a "legal proxy" from the record holder that holds your shares.

5) How your Votes are Counted

We will hold the annual meeting on June 11, 2007, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

This proxy statement and the accompanying proxy form were first mailed on or about May 11, 2007, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

Proposal 1: AUTHORITY TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS

Our board of directors has consisted of seven directors since 1995. Our bylaws limit the maximum number of directors to seven, and the limit set in the bylaws can only be changed by a vote of the shareholders to amend the bylaws. We are asking the shareholders to amend the bylaws to increase the maximum number of directors to eleven. If the amendment is approved, we will expand the size of the board to eight and elect eight directors at the 2007 shareholders' meeting.

With the adoption of the Sarbanes-Oxley Act in 2002 and the greater emphasis on increased oversight of corporations by their board, both under federal law and under the rules of the NASDAQ Stock Market where our stock trades, we believe that an increase in the number of our directors will enable the board to do a better job of oversight. NASDAQ rules require that a majority of our board be "independent" directors, and currently four of our seven directors meet the NASDAQ definition of independence. Because we have only four independent directors, there is some overlap of functions in services on board committees, such as our nominations, audit and compensation committees, in which all members must be independent. Expanding the board size to eight will make it easier to have a division of responsibility in the service of our independent directors.

The nominations committee has nominated seven candidates whom they have found to be qualified and willing to serve on the board for the coming year. The nominations committee and the full board will likely consider whether to further expand the board in the future to include more independent members. For this reason, we are seeking authority to expand the board to up to eleven members, although it is our intent to elect only eight directors this year.

The text of the proposed bylaw amendment is attached to this proxy statement as Appendix 1. A vote of a majority of the shares present in person or by proxy at the meeting is required to adopt this proposed a bylaw amendment.

The board of directors recommends a vote FOR the proposal to amend the bylaws to permit expansion of the board to up to eleven members.

Proposal 2: ELECTION OF DIRECTORS

Seven directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified.

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the two independent directors who serve on the nominations committee. Six nominees are current board members who are standing for re-election, each of whom have been members of our board since at least 1998. One new nominee for director is proposed. One director, Rod Nahama, is not standing for re-election to the Board. The board has not solicited nor received any nominations or recommendations for director from other shareholders.

b) Voting

The seven nominees receiving the highest number of votes will be elected. Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are seven seats to be filled on the board, you will have 700 votes. If any shareholder gives notice of intent to cumulate votes, you could give all your votes to one nominee or distribute your votes among as many nominees as you would like.

d) Nominees for the Board of Directors

The board of directors recommends a vote FOR the election of each of the following eight nominees for director.

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy. Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of May 1, 2007.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer	76	1986	Chairman of the Board
Donald H. Hosmer	53	1987	President and Director
Stephen M. Hosmer(2)	40	1996	Executive Vice President, Chief Financial Officer and Director
Oscar Hildebrandt (1) (2)	71	1995	Secretary and Director
George M. Watters (1) (2)	87	1991	Director
Gilbert C. L. Kemp(1)	73	1998	Director
Tony Hall	65	-	Nominee for Director

(1) Member of the audit committee.
(2) Member of the compensation committee.

The board has determined that directors Tony Hall, Oscar Hildebrandt, George M. Watters and Gilbert C. L. Kemp qualify as independent directors under Nasdaq rules.

e) Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer - Chairman of the Board
Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Donald H. Hosmer - President, Chief Executive Officer, Secretary and Director

Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986, and in June 1995 he became president and chief executive officer. Prior to becoming president, he was executive vice president, responsible for marketing working interests in oil and gas projects developed by Royale Energy. He was also responsible for investor relations and communications. Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

Stephen M. Hosmer - Executive Vice President, Chief Financial Officer, Director

Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy's computer software. Mr. Hosmer developed programs and software systems used by Royale Energy. From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy's operating subsidiary. In 1995, he became chief financial officer of Royale Energy. In 1996, he was elected to the board of directors of Royale Energy. In 2003, he was elected executive vice president. Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California. Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer. Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

Oscar Hildebrandt, D.V.M. - Director

Dr. Hildebrandt served as an advisory member of Royale Energy's board of directors from 1994 to 1995 and became a director in 1995. He serves as chairman of Royale Energy's audit committee. Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990. Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services. He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank. From 1990 to the present he has acted as a financial advisor engaged in private business interests. Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

George M. Watters - Director

Mr. Watters has been retired from full time employment during the last five years. Mr. Watters retired from AMOCO Corporation in 1983 after serving for 24 years in senior management positions with AMOCO Corporation and its affiliates. From 1987 to the present Mr. Watters has managed his personal investments. Mr. Watters received his B.S. degree from Massachusetts Institute of Technology in 1942.

Gilbert C.L. Kemp - Director

Mr. Kemp has since 2002 served as an independent consultant for seismic operations in the oil and gas industry. He managed the California operations of Western Atlas, Inc., a New York Stock Exchange company from 1998 until 2002. Mr. Kemp was a founding member of 3-D Geophysical, Inc., where he served as Vice President from 1996 until March 1998. In March 1998 3-D Geophysical, whose stock had been listed on the Nasdaq National Market System since February 1996, merged with Western Atlas, Inc. During the years 1987 to 1995, Mr. Kemp served as president and CEO of Kemp Geophysical Corporation, which owned and operated seismic crews in the United States and Canada.

Tony Hall - Nominee for Director

Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002. In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture. He served as chief of the U.S. Mission to the U.N. Agencies in Rome - the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development. He has been nominated for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work. He received his A. B. degree from Denison University, Granville, Ohio, in 1964.

f) Board of Directors; Committee Assignments

Five meetings of the board of directors were held in 2006. All members of the board attended all board meetings in 2006.

Audit Committee

Purpose: To assist the board of directors in carrying out its responsibility as to the independence and competence of the Company's independent public accountants. The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee's responsibilities. A copy of the audit committee charter is posted on our website, www.royl.com. The board has determined that Oscar Hildebrand qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Number of Meetings Held in 2006: Five

Members:	Gilbert C. L. Kemp
George M. Watters
Oscar Hildebrandt

Attendance: All committee members attended all committee meetings in 2006.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company's officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2006: Two

Members:	Rodney Nahama
Oscar A. Hildebrandt
George M. Watters

Attendance: All committee members attended the committee meeting held in 2006.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2006: One

Members (current) Oscar A. Hildebrandt
George M. Watters

Attendance: All committee members attended the committee meeting held in 2006.

g) Executive Compensation

The following table summarizes the compensation of the chief executive officer and the three other most highly non-executive employees (the "named executives and employees") of Royale Energy and its subsidiaries during the past year.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total
		($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Donald Hosmer	2006	$212,234	-	$20,515	$232,749
President	2005	$204,615	-	$ 6,138	$210,753
	2004	$185,143	$ 85,000	$ 5,726	$275,869

Stephen Hosmer	2006	$203,397	-	$20,517	$223,914
Exec. V.P.	2005	$194,385	-	$ 5,832	$200,217
& CFO	2004	$175,223	$ 85,000	$ 5,419	$265,642

John Caprara (2)	2006	$151,252	-	$42,133	$193,385
Chief Geologist	2005	$140,222	$10,000	$4,207	$154,429
	2004	$125,602	-	-	$125,602

Lauren Hartwell (2)	2006	$110,004	-	$19,477	$129,481
Land Manager	2005	$23,341	-	$10,000	$33,341
	2004	-	-	-	-

(1) All Other Compensation: The components of "All Other Compensation" in 2006 are as follows:

Donald Hosmer received a $14,160 car allowance and $6,355 as a matching contribution to our simple IRA plan.

Stephen Hosmer received a $14,000 car allowance and $6,517 as a matching contribution to our simple IRA plan.

John Caprara received a $36,482 drilling allowance, which gave him a participating working interest in each well the we drilled, and $5,651 as a matching contribution to our simple IRA plan.

Lauren Hartwell received $19,477 as a housing allowance in 2006 due to her relocation to the San Diego area.

(2) Mr. Caprara and Ms. Hartwell are highly compensated employees under SEC rules who did not serve as executive officers during 2006.

Compensation Discussion and Analysis

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end. The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives: the President and the Executive Vice President and Chief Financial Officer. See Compensation Committee Report. We do not have employment contracts with either of our executive officers.

Royale Energy has not for the past several years awarded stock options or other equity based compensation to its officers because we prefer to avoid the dilution to non-employee shareholders that such compensation can bring. Each of our executive shareholders currently own more than 10% of the outstanding shares of our common stock, and thus they already have a strong incentive to manage the company in ways that will increase share values.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees. Each executive does receive an annual car allowance.

No Stock Options, Stock Awards, Nonqualified Deferred Compensation or Pension Plans

We did not grant any stock options, stock appreciation rights or non-equity incentive plan awards to our named executives and employees during 2006. No stock options were exercised by named executive officers in 2006, and none remained outstanding as of December 31, 2006. No nonqualified deferred compensation plans are in existence for named executives and employees. The named executives and employees are not beneficiaries or members of any defined compensation or other pension plans.

Compensation Committee Report

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

Policy

The compensation committee's primary responsibility is making recommendations to the board of directors relating to compensation of our officers. The committee also makes recommendations to the board of directors regarding employee benefits, our defined benefit plans, defined contribution plans, and stock based plans.

Determination

To determine executive compensation, the committee, in December each year, meets with our officers to review our compensation programs, discuss the performance of the company, the duties and responsibilities of each of the officers pay levels and business results compared to others similarly situated within the industry. The committee then makes recommendations to the board of directors for any adjustment to the officers compensation levels.

Compensation Elements

Base. Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation Table included under Executive Compensation.

Bonus. The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers. The amount granted is based, subjectively, upon the company's stock price performance, earnings, revenue, reserves and production. The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company's performance. The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals. In 2006, the compensation committee did not award bonuses to any of the company's executive officers.

Members of the Compensation Committee:
Oscar A. Hildebrandt, Chair
Rodney Nahama
George M. Watters

Compensation of Directors

The following table describes the compensation paid to our directors who are not also named executives for their services in 2006.

	Fees Earned or Paid in Cash	All Other Compensation	Total
Name	($)	($)	($)
(a)	(b)	(c)	(d)
Harry E. Hosmer	$152,370	$14,358	$166,728
Oscar A. Hildebrandt	17,700	-	17,700
George M. Watters	15,300	-	15,300
Gilbert C. L. Kemp	13,100	-	13,100
Rodney Nahama	14,200	-	14,200

Each director who is not an employee of Royale Energy receives a quarterly fee for his services, which in 2006 was set at $3,275, and a fee of $550 for attendance at each audit committee meeting and $275 for attendance at each compensation committee meeting. In addition, Royale Energy reimburses directors for the expenses they incur for their service. No directors received any stock options or other equity based compensation in 2006.

In addition, Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis. See Certain Relationships and Related Transactions, page 10.

l) Security Ownership of Certain Beneficial Owners and Management

Common Stock

On December 31, 2006, 7,916,408 shares of Royale Energy's common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy's common stock as of March 31, 2007, by:

i) each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii) each director of Royale Energy, and

iii)     all directors and officers of Royale Energy as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number	Percent

Donald H. Hosmer (2)	990,343	12.51%

Harry E. Hosmer (2)	964,840	9.93%

Oscar A. Hildebrandt	75,735	Less than 1%

Stephen M. Hosmer (2)	1,164,504	14.71%%

Gilbert C. L. Kemp	16,962	Less than 1%

Rodney Nahama	-	(3)

George M. Watters	58,841	Less than 1%

All officers and directors as a group	3,271,225	41.32%

(1) The mailing address of each listed stockholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(2) Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(3) Less than 1% of outstanding stock.

Preferred Stock

Holders Series AA Convertible Preferred Stock have voting rights equal to the number of shares into which they are convertible. On March 31, 2007, 57,416 shares of Series AA Convertible Preferred Stock outstanding. The shares of each series of Preferred shares are convertible into shares of Royale Energy's Common Stock at the option of the security holder, at the rate of two shares of Convertible Preferred Stock for each share of Common Stock. The Preferred Stock is not registered under the Securities Exchange Act of 1934, and no market exists for the Preferred Stock. The total number of shares of Common Stock issuable on conversion of all outstanding shares of Preferred Stock equals less than 1% of the outstanding Common Stock of Royale Energy. To Royale Energy's knowledge, none of the Preferred shareholders would own more than 1% of Royale Energy's Common Stock, if their Preferred shares were converted to Common shares.

m) Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the Board of Directors adopted a policy (the "1989 policy") that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy. When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well. Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, George Watters and Oscar Hildebrandt at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins. Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy). Thus, they participate on terms similar to other oil and gas industry participants or joint venturers. Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses. The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage. Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 128 and 129 wells respectively under the 1989 policy. The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 128 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2006, 2005 and 2004 are as follows:

	Year	# of fractional interests	Amount
Don Hosmer	2006	16	$ 86,785
	2005	14	$104,441
	2004	14	$137,716
Stephen Hosmer	2006	15	$ 49,162
	2005	15	$112,020
	2004	14	$132,878
Hosmer Trust	2006	16	$ 47,106
	2005	15	$109,413
	2004	14	$138,492

Current officers and directors were billed $49,898, $130,473 and $196,323 for their interests for the three years ended December 31, 2006, 2005 and 2004, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis. Royale Energy compensated Mr. Hosmer $152,724, $151,437 and $138,600 for his consulting services in 2006, 2005 and 2004, respectively, and pays his medical insurance costs. Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

For the year ended December 31, 2005, Royale Energy repurchased 19,615 stock options held by Stephen Hosmer amounting to $188,912. For the year ended December 31, 2004, the company repurchased 14,063 stock options held by Harry Hosmer, and 11,078 held by Don Hosmer, amounting to $160,178 and $126,178 respectively.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers. The code is posted on our website, www.royl.com.

Proposal 2: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a) Independent Auditors - Auditors' Fees

Sprouse & Anderson, LLP has served as our independent accountants since 2004. The aggregate fees billed by them for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Audit fees (1)	$100,513	$ 86,903
Audit-related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	-	-
Total	$100,513	$ 86,903

During 2004, UHY Mann, Frankfort, Stein & Lipp Advisors became our independent tax consultants. For the years ended December 31, 2006 and 2005, $56,352 and $68,280 were billed, respectively.

(1) Audit fees are fees for professional services rendered for the audit of Royale Energy's annual financial statements, reviews of financial statements included in the company's Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2) Audit related fees consist of fees for services reasonably related to performance of the audit or review of Royale Energy's financial statements. For 2006 and 2005, these services include quarterly reviews of financial information.

(3) Tax fees consist of tax planning, consulting and tax return reviews.

(4) Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company's independent auditor. The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

No representatives of Sprouse & Anderson are expected to be present at the annual meeting. Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance. Comments may be sent to the audit committee chair, Dr. Oscar A. Hildebrandt, care of Royale Energy's executive office, 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

b) Annual Report

An annual report to shareholders on Form 10-K accompanies this proxy statement.

c) Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy. the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy. Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile. In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services Royale Energy will pay a fee of approximately $750.

d) Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no other persons failed to file required reports on a timely basis for 2006.

e) Additional Information

Other reports that we file with the SEC may also be obtained from the SEC's website, www.sec.gov.

f) Proposals by Shareholders - 2007

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2007 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than January 31, 2008.

g) Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2006 annual meeting. Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: May 11, 2007	Donald H. Hosmer
President and CEO

APPENDIX 1
PROPOSED AMENDMENT TO BYLAW 3.02

            3.02 Number And Qualification Of Directors. Subject to the remaining Sections of this Article 3,the number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than {eleven (11)} ~~seven (7)~~; the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors or by the vote or written consent of a majority of shareholders.

ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on June 14, 2006, at the Annual Meeting of Shareholders to be held in at the office of the Company, 7676 Hazard Center Blvd., Suite 1500, San Diego, California 92108, on August 21, 2006, at 11:00 a.m., Pacific Daylight Time.

1.	To amend Bylaw 3.02 to expand the maximum number of directors on the board of directors from seven to eleven.

For	Against	Abstain

2.	ELECTION OF DIRECTORS or any adjournment thereof. FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Harry E. Hosmer Donald H. Hosmer	Stephen M. Hosmer Oscar Hildebrandt	George M. Watters Rodney Nahama	Gilbert C.L. Kemp

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

For	Against	Abstain

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 and 2.

Please sign and date this Proxy. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title. Proxies received in this office later than 5:00 P.M. on August 20, 2006, will not be voted upon unless the shareholders are present to vote their shares.

Dated:

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly